UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                          ____________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)  November 3, 1998
                                                 (October 21, 1998)

                               Moog Inc.
______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


   New York                     1-5129         16-0757636
(State or Other Jurisdiction   (Commission     (IRS Employer
 of Incorporation)              File Number)    Identification No.)


   East Aurora, NY                                    14052
  (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (716) 652-2000


                                 NONE
______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)






















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Item 5.  Other Events.

          On October 21, 1998, Moog Inc. issued the attached press release with respect to its agreement to acquire Raytheon Aircraft Montek Company for $160 million. Raytheon Aircraft Montek Company, a subsidiary of Raytheon Aircraft Corporation, is a supplier of flight controls for airplanes, steering controls for tactical missiles and servovalves for both industrial and aerospace applications.

Item 7.  Exhibits.

          (i)  Press release.















































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                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MOOG INC.

                                         MOOG INC.
                                         (Registrant)


Date:  November 3, 1998            By: /S/WILLIAM P. BURKE
                                          William P. Burke
                                          Treasurer

                                                       Exhibit (i)


                       MOOG INC. ACQUIRES MONTEK

EAST AURORA, N.Y., Oct. 21 /PRNewswire/ -- Moog Inc. (AMEX:MOG/A) announced today the acquisition of Raytheon Aircraft Montek Company, a subsidiary of Raytheon Aircraft Corporation. Montek, located in Salt Lake City, came to Raytheon as part of its acquisition of E-Systems Inc. in 1995. Montek has current revenues of about $90 million per year and is a supplier of flight controls to the Boeing Commercial Airplane Group and to manufacturers of regional aircraft and business jets including the Raytheon Aircraft Company. Montek also produces steering controls for tactical missiles and servovalves for both industrial and aerospace applications. One third of Montek revenues are aftermarket sales.

     Moog has agreed to an acquisition price of $160 million subject to regulatory approval. The closing is anticipated in late November. "Raytheon Montek is a perfect strategic fit for us," said R. T. Brady, Chairman and CEO. "We have agreed to pay a full price for a very successful operation with an excellent track record and exciting prospects."

     Moog Inc. closed its fiscal year '98 on September 26th and results will be reported during the second week of November. Revenues for 1998 are expected to be in excess of $520 million. In August, Moog announced the acquisition of a controlling interest in Hydrolux SARL, a $30 million per year Luxembourg-based manufacturer of integrated hydraulic systems for industrial machinery. In September, Moog announced the acquisition of a controlling interest in Microset Srl, a $4 million manufacturer of electronic controls for industrial machinery. Microset is located in Brescia, Italy. The Hydrolux acquisition was closed on October 20th, and the Microset acquisition is expected to close by December 31st.

     Moog also announced today that it has been selected by Boeing to provide a redundant electro-mechanical thrust vector control (TVC) system for the upper stage of the Delta IV and fill/drain valves for the first stage engine. In addition, Alliant selected Moog to provide the hydraulic blowdown TVC systems for the GEM Delta IV Booster.
These systems support Boeing's development of the Delta IV family of launch vehicles as part of the U.S. Air Force's Evolved Expendable Launch Vehicle (EELV). Over the next several years, Moog expects to generate revenues in excess of $24 million on these programs.

     Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control commercial and military aircraft, satellites and space vehicles, launch vehicles and automated industrial machinery.









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